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                                                                   EXHIBIT 23.3

                                  CONSENT OF
                   VENABLE, BAETJER, HOWARD & CIVILETTI, LLP
                                PATENT COUNSEL

  We consent to the reference to our firm under the caption "Experts" and to the use of the Statements under the captions "Risk Factors--Uncertain Ability to Protect Proprietary Technology" and "Business--Patents and Proprietary Rights" and other references to patent-related matters which we have reviewed and approved in this Registration Statement on Form S-3 and related Prospectus of Myriad Genetics, Inc. and any amendments thereto.

  This consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration of additional shares of Common Stock of the Registrant for sale in the offering contemplated by this Registration Statement.


                                              /s/ VENABLE, BAETJER, HOWARD &
                                                      CIVILETTI, LLP

                                          Venable, Baetjer, Howard &
                                           Civiletti, LLP
Washington, D.C.
November 14, 1996